As filed with the Securities and Exchange Commission on May 9, 2005

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ASPECT MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2985553
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

141 Needham Street, Newton, Massachusetts	02464-1505
(Address of Principal Executive Offices)	(Zip Code)

2001 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Nassib G. Chamoun
President and Chief Executive Officer
Aspect Medical Systems, Inc.
141 Needham Street
Newton, Massachusetts 02464-1505
(Name and Address of Agent For Service)

(617) 559-7700
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed		Proposed
		Maximum		Maximum
Title of Securities	Amount to be	Offering Price Per		Aggregate		Amount of
to be Registered	Registered(1)	Share		Offering Price		Registration Fee

Common Stock, $0.01 par value per share (including the associated Series A Junior Participating Preferred Stock purchase rights)	2,000,000 shares	$26.71	(2)	$53,420,000	(2)	$6,287.54

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on May 5, 2005.

Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-5.1 Opinion of Wilmer, Cutler, Pickering, Hale and Dorr LLP
EX-23.2 Consent of Ernst & Young LLP

Statement of Incorporation by Reference

     This registration statement on Form S-8 is filed to register the offer and sale of an additional 2,000,000 shares of the Registrant’s Common Stock, $0.01 par value per share, to be issued under the 2001 Stock Incentive Plan of Aspect Medical Systems, Inc. This registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-86048, filed by the Registrant on April 11, 2002 relating to the Registrant’s 2001 Stock Incentive Plan, except for Item 5, Interests of Named Experts and Counsel, and Item 8, Exhibits.

     Item 5. Interests of Named Experts and Counsel.

     Wilmer, Cutler, Pickering, Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Certain attorneys at Wilmer, Cutler, Pickering, Hale and Dorr LLP own shares of the Registrant’s common stock.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newton, Massachusetts, on this 9th day of May, 2005.

ASPECT MEDICAL SYSTEMS, INC.
By:	/s/ Nassib G. Chamoun
Nassib G. Chamoun
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Aspect Medical Systems, Inc., hereby severally constitute and appoint Nassib G. Chamoun, J. Breckenridge Eagle and Michael Falvey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aspect Medical Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Nassib G. Chamoun	President, Chief Executive	May 9, 2005

Nassib G. Chamoun	Officer and Director (Principal Executive Officer)

/s/ J. Breckenridge Eagle	Chairman of the Board of Directors	May 9, 2005

J. Breckenridge Eagle

/s/ Michael Falvey	Vice President and Chief	May 9, 2005

Michael Falvey	Financial Officer (Principal
Financial and Accounting Officer)

/s/ Edwin M. Kania	Director	May 9, 2005

Edwin M. Kania

Signature	Title	Date
/s/ James J. Mahoney, Jr.	Director	May 9, 2005

James J. Mahoney, Jr.

/s/ Richard J. Meelia	Director	May 9, 2005

Richard J. Meelia

/s/ Donald R. Stanski	Director	May 9, 2005

Donald R. Stanski, M.D.

/s/ David Feigal	Director	May 9, 2005

David Feigal, M.D.

	Director	May 9, 2005

Boudewijn L.P.M. Bollen

INDEX TO EXHIBITS

Number	Description
4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

4.3(3)	Rights Agreement dated November 29, 2004 between the Registrant and EquiServe Trust Company, N.A., as rights agent

5.1	Opinion of Wilmer, Cutler, Pickering, Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer, Cutler, Pickering, Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-86295), and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2001 (File No. 000-24663), and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 1, 2004 (File No. 000-24663), and incorporated herein by reference.